SEISMIC OPTION FARMIN AGREEMENT

THIS AGREEMENT, entered into this 21st day of June, 2007 by and between the following Parties hereto:

CALSTAR OIL & GAS LTD., a corporation having an office in the City of Calgary, in the Province of Alberta Canada and NOMAD HYDROCARBONS LTD., and NOMAD HYDROCARBONS LLC. Affiliated corporations having an office in the City of Calgary, in the Province of Alberta Canada, collectively referred to as 'CALSTAR';

DAYBREAK OIL AND GAS, INC., a corporation having an office in the City of Spokane in the State of Washington, in the United States of American, hereinafter referred to as 'DAYBREAK';

CALIFORNIA OIL & GAS CORPORATION, a corporation having an office in the City of Calgary, in the Province of Alberta, Canada, hereinafter referred to as 'COGC';

CONSOLIDATED BEACON RESOURCES LTD., a corporation having an office in the City of Calgary, in the Province of Alberta, Canada hereinafter referred to as 'CONSOLIDATED'

all of the above companies are hereinafter collectively referred to herein as the "GROUP' or 'Farmor', who own an interest in certain oil and gas leases more particularly described in Exhibit "A", such leases being referred to as the "farmin leases" (whether one or more) or the "farmin premises" and depicted on the map attached hereto as "Exhibit A-1";

and

CHEVRON U.S.A. INC., , a Pennsylvania Corporation ("Farmee"), with an address at 9525 Camino Media, P.O. Box 1392, Bakersfield, California 93302, desires to earn an assignment of the farmin leases to the extent they cover the lands described in Exhibit "A".

In consideration of the undertakings of the parties set forth in this Agreement and other good and valuable consideration, Farmor and Farmee agree as follows:

1. Farmee proposes to conduct a 3D Seismic Acquisition Survey (hereinafter referred to as the "Survey") in search of oil and/or gas in accordance with this Agreement and the exhibits attached to this Agreement. The date for commencement of the actual survey to be operated by COGC and time for completion will be within one year of the date of this agreement.

There is no obligation upon Farmee to conduct the 3D seismic survey pursuant to this Agreement. However, failure to conduct the 3D seismic survey within the specified time, unless extended by the Farmor will, in Farmor's sole discretion, result in termination of this Agreement and forfeiture of all rights granted Farmee under this Agreement.

2. Farmor makes no representations as to ownership or validity of the farmin leases or warranties of title of any kind, express or implied. Farmee will conduct such title work as may be necessary to satisfy itself as to title to the farmin premises.

3. To the extent the Farmin leases so provide and Farmor may legally do so, Farmor grants Farmee the right of access to and entry upon the farmin premises for the purpose of overseeing operations pursuant to this Agreement.

4. Farmee will complete its responsibilities as required under this Agreement with due diligence, in a good and workmanlike manner, and at Farmee's sole cost, risk and expense in a good faith effort to complete the acquisition of the Survey within the time specified.

5. If the Survey is shot, data acquired, processed and when data is delivered to the Parties, then the Farmee will have earned a FIFTY PERCENT (50%) interest in said leases as shown on Exhibit "A" and an equal FIFTY PERCENT (50%) working interest in any prospect identified by the Farmee's seismic survey in which the Farmor owns oil and gas leases. Farmor will execute and deliver to Farmee, upon Farmee's written request, an assignment in the form of Exhibit "B". The assignment will be limited to that portion of the farmin leases within the three prospects over which Farmee will conduct the Survey. The assignment will cover the gross number of farmin lease acres on Exhibit "A". Upon the Farmee earning its interest in the farmin leases, the Joint Operating Agreement attached hereto as Exhibit "D" will be executed and will thereafter govern all further operations between the Farmor and the Farmee.

6. The Seismic Survey will not be considered to have been completed unless COGC shall have been able to shoot and obtain data over the aerial extent of the three prospects including any lands contributed by Chevron and identified as 'Chevron Lands' as described in Paragraph 9 below, Dyer Creek, North McVann and Poso Creek as depicted in Exhibit "A-1" attached hereto. Failure to obtain data over all three of the prospect will result in the termination of this Agreement, unless the variance in the aerial coverage of the three prospect areas is agreed upon by Farmor and Farmee prior to the acquisition of the 3D survey.

7. If Farmee earns an assignment in the form of Exhibit "B" and such assignment covers an interest in oil and gas leases issued by federal or state government, Farmor will also execute and deliver such assignment as may be necessary to transfer the rights described on Exhibit "B" on the records of the federal or state government agency having jurisdiction, provided that such assignment will state that it is subject to the assignment in the form of Exhibit "B" and that it does not grant rights or interests additional to those set forth in the assignment in the form of Exhibit "B".

8. Upon the Farmee earning an interest in the leases and the lands described in Exhibit "A" and receives an assignment of the leases and the lands in the form of Exhibit "B", the Parties hereto shall enter in to an AREA OF MUTUAL INTEREST (AMI) covering the aerial extent of the 3D survey boundaries covering the three prospects, Dyer Creek, North McVann and Poso Creek and the leases subject to the Seismic Option Farmin Agreement as identified in Exhibit "A" hereto. Said AMI is depicted on the map attached hereto as Exhibit "C".

9. The Farmor/Group recognizes and acknowledges that Farmee has independently of the actions of the Farmor/Group and this agreement, conducted leasing operations and may have both leases held by rental, leases held by production and mineral fee lands in the general area of the Farmor's lands as identified in Exhibit "A" and the Map attached as Exhibit "A-1" that may be adjacent to, or within the prospect boundaries of the three prospects and lands subject to this agreement. These lands are hereinafter referred to as "CHEVRON LANDS" and are not subject to the earning provisions of this Seismic Option Farmin Agreement subject to the terms and conditions contained in Paragraph 10 below.

10. Upon the Farmee earning its interest in the lands of the Farmor by the completion of the Seismic Survey and should the Parties hereto determine that there are drillable prospects within the Dyer Creek, North McVann and Poso Creek prospects, then Farmee will make the Chevron Lands available to the Farmor by allowing the Farmor to earn an interest in the Chevron Lands equal to the Farmor's interest in the Farmin Leases. Farmor agrees to earn its interest in the Chevron Lands by paying the cost of the first three (3) initial test wells on the best prospects as identified by the 3D seismic program and COGC will act as the Operator for the drilling of the initial test wells, one test well in each of the identified prospect areas, Dyer Creek, North McVann and Poso Creek to a minimum depth of 3000' or to the top of the formation lying immediately below the Vedder Sands, whichever is the deeper, unless otherwise agreed to by the Parties hereto. Should there be less than three identified prospects, then Farmee shall determine the three (3) wells that the Farmor will drill to earn its interest in the Chevron Lands. After the earning of the Chevron Lands by the Farmor, then all lands and interests in the prospect areas will be subject to a Joint Operating Agreement. Farmor agrees that as additional earning requirement for the Chevron Lands, subject to Force Majeure, Farmor shall drill Farmor's required earning three (3) initial test wells, one in each of the three beat prospects as identified by the 3D seismic data within a period of SIX (6) months after the Parties have agreed on the prospects to be drilled but in no event later than NINE (9) Months from the date that the processed data is delivered to the Parties.

This Agreement is subject to the terms of the Joint Operating Agreement attached as Exhibit "D".

The terms contained in the Joint Operating Agreement in addition to the AAPL – 610, 1989 Joint Operating Agreement as amended, attached hereto as Exhibit "D" shall also be amended to contain additional provisions including but not limited to the following:

A. The data acquired by the Farmee shall be considered the proprietary data

of the Farmee with all parties within the Farmor group having a license to use the said 3D data, but not the right to sell, trade, or distribute to companies outside of the Farmor group for the life of the data. The Parties may allow their consultants to view the data so long as they agree to be bound by the terms and conditions of the confidentiality agreement currently executed by the Farmor and Farmee dated March 1, 2007.

B. The Parties will jointly work to interpret the data and to jointly determine the prospective drilling locations and prospects, if any, identified by the 3D seismic. The Parties agree that all of the data will be reviewed, interpreted and agreed upon before any one well will be drilled. It is in the best interest of the Parties that the best initial wells be drilled first in order to maximize their chances of success.

C. California Oil & Gas Corporation shall be named as the Operator for the drilling of the initial test wells and all subsequent wells in each of the prospect areas subject to Chevron's rights in Paragraph 10.D below.

D. Chevron shall have the right, exercisable solely by Chevron and at Chevron's sole discretion to take over on a Prospect by Prospect basis as the Operator for under the Joint Operating Agreement after the drilling of the initial discovery well within each prospect. However, COGC shall remain as the Operator of any subsequent development or delineation wells for so long and until Chevron shall exercise its right to become Operator. Thereafter, after its election, Chevron shall become the Operator of the prospect and continue with any additional drilling, development, facility construction, maintenance and operations as needed and agreed to by the Parties under the provision of the Joint Operating Agreement. Chevron acknowledges that COGC has the obligation to drill more than three initial wells in three prospects to earn its interest in the contract area. Chevron agrees that in those first three prospect drilled, that it will not exercise its right to become Operator on a prospect by prospect area until COGC has drilled it's required number of wells in each prospect to earn its interest.

E. Chevron shall have a call for the purchase of all oil gas or other hydrocarbons produced under the terms of this agreement.

F. Any and all Chevron Lands contributed to this agreement under Paragraph 10, shall not be subject to any overriding royalty interests created by the Farmor. Under the terms of the Joint Operating Agreement, the Operator will pay all delay rentals and all landowners royalties up to a maximum of 25% royalty interests. All Parties to the Joint Operating Agreement will be individually responsible for the payment of all landowner royalties above 25% and all other royalties, overriding royalties or other interest created by and through the individual Parties hereto.

To the extent provisions A-F above are inconsistent with the provisions of the Joint Operating Agreement, the provisions of this Agreement shall control.

11. Farmor will pay delay rentals accruing on the farmin leases. Farmee will reimburse Farmor within 30 days after receipt of Farmor's invoice for Farmee's portion of the delay rentals paid by Farmor on the farmin leases during the period that Farmee has the right to earn an assignment of such leases under this Agreement

12. Farmee will pay delay rentals accruing on all of the Chevron Lands. Farmor will reimburse Farmee within 30 days after receipt of Farmee's invoice for their portion of all delay rentals paid by Farmee on the Chevron Lands during the period that the Farmor has the right to earn an assignment of such leases under this agreement starting after the earning of the Farmee's interest in the Farmor's lands in Exhibit "A".

13. Farmee will comply with all farmin lease obligations and with all applicable federal, state, tribal and local laws and all rules, regulations and orders of all regulatory authorities having jurisdiction.

14. Farmee will pay all claims for labor and materials that may be furnished on its behalf. Farmee will not create, incur or permit to be incurred any lien, encumbrance or claim against the farmin leases or the farmin premises.

15. In all operations under this Agreement, Farmee will act as an independent contractor and not as Farmor's agent. This Agreement and the operations conducted under this Agreement will not be construed as a partnership or joint undertaking, mining or otherwise. Any assignment that may be delivered under this Agreement will be considered only as a contribution in exchange for the information and data required in this Agreement and the obligations assumed by Farmee.

16. Unless otherwise provided, all notices required under this Agreement will be deemed given only upon receipt, when delivered personally, by facsimile transmission, by overnight courier, by telex or by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set out in the Notice portion of Exhibit "A" hereto, or at such other addresses as may be specified by like notice.

17. Unless this Agreement is exempted by law, rule, regulation or order, Farmee will comply with the following clauses contained in the United States Code of Federal Regulations (including any revisions or re-designations), which are incorporated into this Agreement by reference:

    48 C.F.R. §52.203-6 (Subcontractor Sales to Government);
    48 C.F.R. §52.203-7 (Anti-Kickback Procedures);
    48 C.F.R. §52.222-35 and §52.222-37 and 41 C.F.R. §60-250.4 (Disabled and Vietnam Veterans);
    48 C.F.R. §52.222-36 and 41 C.F.R. §60-741.5 (Handicapped Workers);
    48 C.F.R. §22.804-1 and §52.222-26 and 41 C.F.R. §60-1.4 (Equal Opportunity);
    48 C.F.R. §52.219-8 and §52.219-9 (Small, Small Disadvantaged and Women-Owned Small Business Subcontracting Plan);
    48 C.F.R. §52.223-3 (Hazardous Material Identification and Material Safety Data);

48 C.F.R. §52.223-14 (Toxic Chemical Release Reporting);
48 C.F.R. §52.225-11 (Restrictions on Certain Foreign Purchases);
48 C.F.R. §52.227-1 and §52.227-2 (Patent Authorization and Infringement).

Where required by law and unless previously provided to Farmor, Farmee will provide Farmor a Certificate of Non-Segregated Facilities. Farmee agrees and covenants that none of its employees or employees of its contractors or subcontractors who provide services in connection with this Agreement is an unauthorized alien as defined in the Immigration Reform and Control Act of 1986.

18. The following exhibits are attached to and incorporated into this Agreement for all purposes:

Exhibit "A":	Farmin Leases; Map of the 3D Survey Area, Notices
Exhibit "B":	Form of Assignment
Exhibit "C"	Map of the Area of Mutual Interest
Exhibit "D":	Joint Operating Agreement (or Operating Agreement Schedule).

19. This Agreement represents the full understanding between Farmor and Farmee concerning the matters set forth in this Agreement, and all prior agreements, understandings and representations pertaining to such matters, whether oral or written, are terminated and superseded.

20. No director, employee, or agent of either party will give or receive any commission, fee, rebate, gift, or entertainment of significant cost or value in connection with this Agreement. During the term of this Agreement and for 2 years thereafter, any representatives authorized by either party may audit the applicable records of the other party solely for the purpose of determining whether there has been compliance with this article.

21. This Agreement will be governed and interpreted under the laws of the State of California without regard to its choice of law rules.

22. Negotiation: The Farmor and Farmee shall use their commercially reasonable efforts to settle any differences between them that arise by reason of a Party's interpretation of this Agreement or compliance or non-compliance with the provisions hereof. However, should the Parties in good faith determine that they are unable to settle such differences, then either Party shall have the right to submit the dispute to non-binding mediation as set forth below.

23. The Parties agree that any mediation shall be governed by the Judicial Arbitration and Mediations Services (JAMS) Mediation Rules which are in effect upon the date when mediation is requested by a Party, with a single JAMS mediator. Mediation proceedings shall be commenced within Thirty (30) days of initiation by any Party and shall be concluded with no more than three days of proceedings. The mediator shall be empowered to select the place of mediation, and shall give due effect to the location of records or other information as well as the costs and expense of travel of the Parties to the place of mediation. Without limiting the foregoing, the mediator shall give preference to conducting such mediation in the cities in which the Parties are located, but shall not conduct any mediation in the offices of any Party.

24. Other Remedies: If any dispute cannot be resolved through negotiation and

Mediation pursuant to this Section, either Party shall have the right to seek appropriate relief from any court of competent jurisdiction. **ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT SHALL BE EXCLUSIVELY LITIGATED IN COURTS HAVING SITES IN BAAKERSFIELD, KERN COUNTY, CALIFORNIA, EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION, SUITE OR PROCEEDING ARISING OUT OF OUR RELATING TO THIS AGREEMENT.**

25. This Seismic Option Farmin Agreement may be executed in one or more counterparts (including multiple signature pages), all of which shall be deemed to be one instrument. True and correct copies may be used in lieu of the original. Further more, the parties agree that the Uniform Electronic Transmission Act as contained in the California Civil Code, shall apply to this agreement.

This Farmin Agreement is executed the 21ST day of JUNE, 2007, but made effective as of the 21ST day of JUNE, 2007.

FARMORS

CALSTAR OIL & GAS LTD.
NOMAD HYDROCARBONS LTD.
NOMAD HYDROCARBONS LLC

By: /s/ Hans Heumann
Printed Name: Hans Heumann
Title: CEO Nomad Hydrocarbons LLC

By: /s/ Ted K. Cantlon
Printed Name: Ted K. Cantlon
Title: CEO Calstar Oil & Gas Ltd. and Nomad Hydrocarbons Ltd.

CONSOLIDATED BEACON RESOURCES LTD.

By: /s/ Richard J. Hawes
Printed Name: Richard J. Hawes
Title: Secretary and Director

CALIFORNIA OIL & GAS CORPORATION

By: /s/ John McLeod
Printed Name: John McLeod
Title: President

FARMEE

CHEVRON U.S.A. INC.

BY: /s/ Vic L. Byers III
ASSISTANT SECRETARY

DAYBREAK OIL AND GAS, INC.

By: /s/ R.N. Martin
Printed Name: R.N. Martin
Title: President

Exhibit List to Seismic Option Farmin Agreement dated June 21, 2007 between Calstar Oil & Gas Ltd., Nomad Hydrocarbons Ltd., Nomad Hydrocarbons LLC, Daybreak Oil and Gas, Inc., California Oil & Gas Corporation and Consolidated Beacon Resources Ltd.

Exhibit A	Oil and gas leases
Exhibit A-1	Map
Exhibit B	Assignment and Agreement dated June 21, 2007 between Calstar Oil & Gas Ltd., Daybreak Oil and Gas, Inc., California Oil & Gas Corporation, Consolidated Beacon Resources Ltd. and Chevron U.S.A. Inc.
Exhibit C	Map
Exhibit D	Model Form Operating Agreement Exhibit A – Description of Lands Exhibit B – Form of Lease Exhibit C – Accounting Procedure Exhibit D – Insurance Exhibit F – Non-Discrimination and Certification of Non-Segregated Facilities